                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement


                             INVESTMENT AGENTS, INC.
         --------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X]   No Fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set, forth the amount on which the filing fee is calculated and state how it was determined)

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                   Copies to:
                              Paul J. Pollock, Esq.
                                Piper Rudnick LLP
                           1251 Avenue of the Americas
                          New York, New York 10020-1104
                            Telephone: (212) 835-6000
                            Facsimile: (212) 835-6001

                             INVESTMENT AGENTS, INC.

Dear Fellow Stockholder:


      The purpose of this information statement is to inform you that on February 14, 2003, the Board of Directors of Investment Agents, Inc. (the "Company") approved, and recommended that the Company's Articles of Incorporation be amended to include, the following (the "Charter Amendment"):

      1.    To change the name of the Company to "City Network, Inc.";

      2. To increase the number of authorized shares of common stock, par value $0.001 (the "Common Stock"), of the Company, from 50,000,000 shares to 100,000,000 shares; and

      3. To authorize 50,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of the Company.


      As of February 17, 2003, the holders of approximately 52% of the outstanding shares of Common Stock executed a written consent adopting and approving the Charter Amendment. Pursuant to the provisions of the Nevada General Corporation Law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders of the Company. This written consent assures that the Charter Amendment will occur without your vote. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record as of ___________, 2003, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

                      WE ARE NOT ASKING YOU FOR A PROXY AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

      The date of this information statement is ________, 2003. This information statement was mailed on or about ________, 2003.


                                              Sincerely,


                                                /s/ Tiao-Tsan Lai
                                              ----------------------------------
                                              Tiao-Tsan Lai

                                TABLE OF CONTENTS
                      TO SCHEDULE 14C INFORMATION STATEMENT

                                                                                    Page
INTRODUCTION....................................................................      1

QUESTIONS AND ANSWERS ABOUT THE CHARTER AMENDMENT...............................      2

AMENDMENT TO THE ARTICLES OF INCORPORATION
    Proposals and Board Recommendation..........................................      3

DESCRIPTION OF SECURITIES.......................................................      6
    Description of Common Stock.................................................      6
    Description of Preferred Stock..............................................      6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................      7

                                  INTRODUCTION

      On February 14, 2003, the Board of Directors of Investment Agents, Inc. (the "Company") approved, and recommended that the Company's Articles of Incorporation be amended (the "Charter Amendment") as follows:

      1. To change the name of the Company to "City Network, Inc.";

      2. To increase the number of authorized shares of common stock, par value $0.001 (the "Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares; and

      3. To authorize 50,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of the Company.


      As of February 17, 2003, the holders of approximately 52% of the outstanding shares of Common Stock executed a written consent adopting the Charter Amendment. As of the close of business on February 14, 2003, Company records indicated that 24,500,000 shares of its Common Stock were issued and outstanding.

      This information statement is being mailed on or about __________, 2003 to holders of record of Common Stock at the close of business on _________, 2003, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder. Pursuant to federal securities laws, the Charter Amendment will not be effective until twenty (20) days following the mailing of this information statement or shortly thereafter.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                QUESTIONS AND ANSWERS ABOUT THE CHARTER AMENDMENT

Q.    WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A. Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q.    WHAT WILL I RECEIVE IF THE CHARTER AMENDMENT IS COMPLETED?

A.    Nothing. The Charter Amendment will only modify the Articles of
      Incorporation.

Q.    WHEN DO YOU EXPECT THE CHARTER AMENDMENT TO BECOME EFFECTIVE?

A. The Charter Amendment will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State. A copy of the Form of Charter Amendment is attached to this information statement as Annex A. We expect to file the Charter Amendment with the Nevada Secretary of State at least 20 days after this information statement has been sent to you.

Q.    WHY AM I NOT BEING ASKED TO VOTE?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Charter Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q.    WHAT DO I NEED TO DO NOW?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q.    WHOM CAN I CALL WITH QUESTIONS?

A. If you have any questions about the Charter Amendment, please contact Alice Chen at 886-2-2698-8588.


      For more detailed information about the Company, including financial statements, you may refer to the Company's Form 8-K, filed with the SEC on January 5, 2003, or the Company's Form 10-QSB filed with the SEC on January 23, 2003. These documents are available on the SEC's EDGAR database at www.sec.gov or can be requested without cost by calling Alice Chen at 886-2-2698-8588.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       PROPOSALS AND BOARD RECOMMENDATION

      On December 11, 2002 (the "Closing Date"), the Company acquired all of the issued and outstanding stock of City Network Technology, Inc., a British Virgin Islands company ("City Network") pursuant to an Amended Exchange Agreement (the "Exchange Agreement") dated as of December 4, 2002 by and among City Network, Shareholders of City Network, Investment Agents, Inc., Pamela Ray Stinson, Raymond Robert Acha and Joseph H. Panganiban. Pursuant to the Exchange Agreement, City Network became a wholly-owned subsidiary of the Company, and in exchange for the City Network shares, the Company (i) issued to the City Network Shareholders an aggregate of 12,000,000 shares of its Common Stock. Consequent to the acquisition of City Network, on December 11, 2002 our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve, the Charter Amendment. The Charter Amendment is reflected in the Form of Certificate of Amendment to Articles of Incorporation (the "Form of Charter Amendment") which is attached hereto as Annex A, and incorporated herein by reference. The authorization of additional shares of Common Stock and authorization of Preferred Stock will allow the Company to replenish the Company's surplus capital stock. In addition, the authorization of additional shares of Common Stock and authorization of Preferred Stock, and the authorization of the Board of Directors to create and issue various series of Preferred Stock without additional stockholder approval, will provide the Company the flexibility to use equity, rather than cash, to complete acquisitions, from time to time in the future. As of the date hereof, the Company has no commitments, arrangements or understandings with respect to the issuance of the additional Common Stock or Preferred Stock it is seeking to authorize. The Company has no understandings or agreements at this time with regard to any acquisitions.

      (A) Increase in Authorized Common Stock of the Company. The Company's Articles of Incorporation currently authorize the Company to issue up to 25,000,000 shares of Common Stock. As of December 11, 2002, Company records indicate that the Company had issued and outstanding 24,500,000 shares of Common Stock. As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been reduced, and the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished. The proposed increase of authorized shares will increase the total number of shares of unissued and unreserved authorized shares of Common Stock from 500,000 shares to 75,500,000 shares, an increase which the Board of Directors believes will improve the Company's flexibility to take such actions.

      (B) Authorization of "Blank Check" Preferred Stock. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the Board of Directors of a company. Upon the effectiveness of the Charter Amendment, the Board of Directors of the Company will be entitled to authorize the designation and issuance of up to 50,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof, when required by law and in accordance with the provisions of
Section 78.195 of the General Corporation Law of the State of Nevada, the Board of Directors of the Company shall have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the preferred stock. The Board of Directors believes that having such blank check preferred stock available for, among other things, proposed financing transactions, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its stockholders.

      Rights and Preferences With Respect to Common Stock. If the Company issues Preferred Stock, such Preferred Stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the Common Stock. For example, in a liquidation, the holders of the Preferred Stock may be entitled to receive a certain amount per share of Preferred Stock before the holders of the Common Stock receive any distribution. In addition, the holders of Preferred Stock may be entitled to a certain number of votes per share of Preferred Stock and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. Furthermore, Preferred Stock could be issued with certain preferences over the holders of Common Stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of Preferred Stock, if issued, could dilute the interests of the holders of Common Stock.

      Approval by Stockholders. As of February 17, 2003, the Company had 24,500,000 shares of its Common Stock issued and outstanding. As of this same date, stockholders representing 12,707,875 shares of Common Stock, or approximately 52% of the issued and outstanding shares of Common Stock, approved the proposals to amend the Company's Articles of Incorporation to: (i) increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 50,000,000 shares; and (ii) authorize 50,000,000 shares of Preferred Stock of the Company. The full text of the Charter Amendment is reflected in the Form of Charter Amendment which is attached as Annex A of this information statement. Pursuant to the provisions of Nevada law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record as of February ___, 2003, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

      Possible Anti-Takeover Effect. In addition to financing purposes, the Company could also issue shares of Common Stock or Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

      The Company anticipates that the Charter Amendment will be effective 20 days after the mailing of this Information Statement; that is, it will be effective on approximately _________, 2003 or shortly thereafter.

      THE CHARTER AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENT IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

      DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

      Number of Authorized and Outstanding Shares. After adoption of the Charter Amendment, the Company's Articles of Incorporation will authorize the issuance of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 24,500,000 shares were outstanding on February 17, 2003. All of the outstanding shares of Common Stock are fully paid and non-assessable.

      Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

      Other. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

      Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Pacific Stock Transfer Co., 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119,
Attention: Valerie Killius.

DESCRIPTION OF PREFERRED STOCK

      Number of Authorized Shares. After adoption of the Charter Amendment, the Company's Articles of Incorporation will authorize the issuance of up to 50,000,000 shares of preferred stock, par value $0.00l per share ("Preferred Stock") in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. Shares of Preferred Stock will be registered on the books of the Company. The Company currently anticipates that the Preferred Stock will not be registered with the SEC pursuant to the Exchange Act. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of February 17, 2003, by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock, (ii) each director or executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                      AMOUNT OF       PERCENTAGE OF
NAME AND ADDRESS                                      BENEFICIAL       BENEFICIAL
OF BENEFICIAL OWNER                                   OWNERSHIP       OWNERSHIP (1)
-------------------                                   ----------      -------------
Tiao-Tsan Lai                                          2,000,000            8%
13 F, No. 77, Hsin Tai Wu Road,
Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

Hsin-Nan Lin                                                   0            0%
13 F, No. 77, Hsin Tai Wu Road,
Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Alice Chen                                                61,000            *%
13 F, No. 77, Hsin Tai Wu Road,
Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

I-Min Ou                                                  20,000            *%
13 F, No. 77, Hsin Tai Wu Road,
Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Chin-Yuan Liao                                            45,000            *%
13 F, No. 77, Hsin Tai Wu Road,
Sec. 1 His-Chih
Change Hua Hsien, Taiwan

All officers and directors as a Group (5 persons)      2,126,000         8.67%

-------------------------

(1) Based on a total of 24,500,000 shares of Common Stock outstanding as of February 17, 2003.

*     Less than 1%.

                                     ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

Filed by: INVESTMENT AGENTS, INC

Name of Corporation

      We the undersigned,

            Tiao-Tsan Lai, President and
            (President or Vice President)

            Hsin-Nan Lin, Secretary
            (Secretary or Assistant Secretary)

      of INVESTMENT AGENTS, INC.
            (Name of Corporation)

do hereby certify:

      A. That the Board of Directors on the 14th day of February, 2003, adopted resolutions by written consent in lieu of a meeting pursuant to Sections 78.315 and 78.325 of the Nevada General Corporation Law to amend the original articles of incorporation as follows:

RESOLVED: That the Articles of Incorporation be amended as it relates to Article FIRST, to read, in full, as follows:

      FIRST: The name of the corporation is: CITY NETWORK, INC.

RESOLVED: That the Articles of Incorporation be amended as it relates to Article FOURTH, to read, in full, as follows:

      FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock at $.001 par value and Fifty Million (50,000,000) shares of Serial Preferred Stock at $0.001 par value. Upon the amendment of this Article Fourth, each issued and outstanding share of Common Stock shall remain issued and outstanding.

      B. Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them. Each share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or consent of holders of its Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock; subject, however, to the rights and preferences of the Serial Preferred Stock, if any. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled to share ratably in the remaining assets of the corporation.

      C. Preferred Stock. Subject to the terms and provisions of this Article Fourth, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

            (1)   The series designation and authorized number of shares;

            (2) The dividend rate and the date or dates on which such dividends will be payable;

            (3) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

            (4) The price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions;

            (5) The sinking fund provisions, if any, for redemption or purchase of shares; and

            (6) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the corporation.

      D. The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter.

      E. The number of shares of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 24,500,000; that the said changes and amendments have been consented to and approved (by written consent of stockholders in lieu of meeting) by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      I declare under penalty of perjury that the foregoing is true and correct.

Executed this 17th day of February, 2003 at Taipei, Taiwan.

                                                     /s/ Tiao-Tsan Lai
                                                 -------------------------------
                                                 Tiao - Tsan Lai
                                                 President

                                                     /s/ Hsin-Nan Lin
                                                 -------------------------------
                                                 Hsin-Nan Lin
                                                 Secretary


                                      B-1